UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2014

GOLDEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

One Golden Flake Drive, Birmingham, Alabama	35205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 458-7316

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07           Submission of Matters to a Vote of Security Holders

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2013 annual meeting of the Company, the Company stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation (“Say on Frequency Vote”).  The Company filed an 8-K on September 24, 2013 setting forth the result, among other matters, of the stockholder vote on Say on Frequency.

As previously disclosed in the 8-K referenced above, the stockholders voted at the annual meeting to hold future advisory votes on executive compensation every three years.  At its regularly scheduled Board meeting on January 9, 2014, the Board of Directors of the Company reviewed and considered the results of the Say on Frequency advisory vote, as well as recommendations of management, and determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every three years until such time as another advisory vote on the frequency of such non-binding advisory votes on executive compensation is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 24, 2014

GOLDEN ENTERPRISES, INC.

		By:	/s/ Patty Townsend
Patty Townsend
Vice President, CFO & Secretary